ERNST & YOUNG LLP                     Suite 3400             Phone: 515 243 2727
                                      801 Grand Avenue
                                      Des Moines, Iowa 50309-2764





                         Consent of Independent Auditors










We consent to the reference to our firm under the captions "Independent Auditors" and to the use of our reports dated January 29, 1999 with respect to Principal Life Insurance Company Separate Account B and Principal Life Insurance Company, in Pre-Effective Amendment No. 1 to the Registraiton Statement (Form N-4 No. 333-63401) and related Prospectus of Principal Life Insurance Company Separate Account B Principal FreedomSM Variable Annuity Contract.


/s/ Ernst & Young LLP

Des Moines, Iowa
April 19, 1999




Ernst & Young LLP is a member of Ernst & Young International, Ltd.